Exhibit 10.1

Promissory Note

One this date of December 1, 2005, in return for valuable consideration received, the undersigned borrower(s) jointly and severally promise to pay to Swallow Family LLC, the “Lender”, the sum of $100,000 (one hundred thousand dollars), or at the end of the loan period, shares of Timberline Resources common stock at a conversion rate of $.25/share or at the market price of the shares at that time, whichever is less.

Terms of Repayment:  Starting on December 1, 2005, and continuing thereafter from month to month until the date of December 1, 2010, borrowers shall make payments of interest only in the amount of $833.33.

Late Fees:  In the event that a payment due under this Note is not made within ten (10) days of the time set forth herein, the Borrower shall pay an additional late fee in the amount of $100.

Prepayment:  There is no prepayment penalty.  This Note may be paid in part or full in cash at any time prior to end of the loan period without penalty.

Place of Payment:  All payments due under this Note shall be made to Swallow Family, LLC, 905 South Jarvis Road, Coeur d’Alene, Id. 83814.

Default:  In the event of default, the borrower(s) agree to pay all costs and expenses incurred by the Lender, including all reasonable attorney fees (including both hourly and contingent attorney fees as permitted by law) for the collection of this Note upon default, and including reasonable collection charges (including, where consistent with industry practices, a collection charge set as a percentage of the outstanding balance of the Note) should collection be referred to a collection agency.

Acceleration of Debt:  If Timberline Resources is merged, reverse-merged, taken over, purchased, or any other change of leadership and/or management occurs, this Note will become due payable in cash or in terms agreed to by both parties.  If both parties not in agreement, loan becomes due and payable in cash immediately.

Furthermore, in the event that the borrower(s) fail to make any payment due under the terms of this Note, or breach any condition relating to any security, security agreement, note, mortgage or lien granted as collateral security for this Note, seeks relief under the Bankruptcy Code, or suffers an involuntary petition in bankruptcy or receivership not vacated within thirty (30) days, the entire balance of this Note and any interest accrued thereon shall be immediately due and payable to the holder of this note.

Definition of “Market Price”:  “Market price” is to be the bid price of the shares at the time Note is due (if applicable).

Joint and Several Liability:  All borrower(s) identified in this Note shall be jointly and severally liable for any debts secured by this Note.

Modification:  No modification or waiver of any of the terms of this Agreement shall be allowed unless by written agreement signed by both parties. No waiver of any breach or default hereunder shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

Transfer of the Note:  The borrowers hereby waive any notice of the transfer of the Note by the Lender or by any subsequent holder of this Note, agree to remain bound by the terms of this Note subsequent to any transfer, and agree that the terms of this Note may be fully enforced by any subsequent holder of this Note.

Severability of Provisions:  In the even that any portion of this Note is deemed unenforceable, all other provisions of this Note remain un full force and effect.

Choice of Law:  All terms and conditions of this Note shall be interpreted under the laws of the State of Idaho.

Signed Under Penalty of perjury, this 1st day of December 2005.

/s/ Stephen Goss

_____________________________

    Borrower – Timberline Resources

    Stephen Goss - President

/s/ John Swallow

/s/ Tom Gurkowski

______________________________

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    Lender – Swallow Family, LLC

   Witness – Tom Gurkowski, Sec/Treasurer

    John Swallow - Member and Manager

    Timberline Resources